AGREEMENT BETWEEN


                       BARR LABORATORIES


                              and


                          LOCAL 8-149

               OIL, CHEMICAL, and ATOMIC WORKERS
                      INTERNATIONAL UNION




                   EFFECTIVE - APRIL 1, 1996

                    EXPIRES - MARCH 31, 2001
                    BARR LABORATORIES, INC.
                              and
                OIL, CHEMICAL AND ATOMIC WORKERS
                INTERNATIONAL UNION, LOCAL 8-149
                            AFL-CIO
                COLLECTIVE BARGAINING AGREEMENT

                       TABLE OF CONTENTS


ARTICLE I.  UNION RECOGNITION                                   1

ARTICLE II.  MANAGEMENT RIGHTS                                  2

ARTICLE III.  UNION ACTIVITIES                                  4

ARTICLE IV.  HOURS                                              5

ARTICLE V.  PROBATIONARY PERIOD                                12

ARTICLE VI.  SENIORITY                                         13

ARTICLE VII.  DISCHARGE AND DISCIPLINE                         18

ARTICLE VIII.  UNION BULLETIN BOARDS                           19

ARTICLE IX.  LEAVES OF ABSENCE                                 20

ARTICLE X.  BEREAVEMENT                                        23

ARTICLE XI.  JURY DUTY                                         23

ARTICLE XII.  GENERAL                                          24

ARTICLE XIII.  GRIEVANCES                                      31

ARTICLE XIV.  VACATIONS                                        37

ARTICLE XV.  HOLIDAYS AND HOLIDAY PAY                          40

ARTICLE XVI.  WAGE INCREASES                                   42

ARTICLE XVII.  HEALTH AND WELFARE                              51

ARTICLE XVIII.  CHECKOFF                                       52

ARTICLE XIX.  RELOCATION                                       53

ARTICLE XX.  UNION SECURITY                                    53

ARTICLE XXI.  UNION REPRESENTATION AND STEWARDS                53

ARTICLE XXII.  SICK LEAVE, PERSONAL DAYS, LONGEVITY DAY        56

ARTICLE XXIII.  SHIFT DIFFERENTIAL                             58

ARTICLE XXIV.  REPORTING AND CALL-IN PAY                       58

ARTICLE XXV.  SAFETY AND HEALTH                                59

ARTICLE XXVI.  WASH UP TIME AND REST PERIODS                   63

ARTICLE XXVII.  TUITION REFUND PLAN                            63

ARTICLE XXVIII.  LOCKOUTS AND STRIKES                          64

ARTICLE XXIX.  BIDDING AND POSTING                             65

ARTICLE XXX.  CREDIT UNION CHECK-OFF                           69

ARTICLE XXXI.  401(k) PLAN (EMPLOYEE SAVINGS AND RETIREMENT
     PLAN)                                                     69

ARTICLE XXXII.  SUCCESSORS AND ASSIGNS                         71

ARTICLE XXXIII.  SEVERANCE PAY                                 71

ARTICLE XXXIV.  DURATION AND TERMINATION                       72

                           AGREEMENT


     AGREEMENT made this ____ day of April, 1996, effective as of

April 1, 1996, by and between BARR LABORATORIES, INC., for its facilities at 265 Livingston Street, Northvale, New Jersey, 2

Quaker Road, Pomona, New York and 246 Pegasus Avenue, Northvale,

New Jersey; 232 Pegasus Avenue, Northvale, New Jersey and 267

Livingston Street, Northvale, New Jersey (hereinafter

collectively referred to as the "Employer") and OIL, CHEMICAL AND

ATOMIC WORKERS INTERNATIONAL UNION, LOCAL 8-149, AFL-CIO

(hereinafter referred to as the "Union").



     WHEREAS, both parties having accepted the principle of

collective bargaining as a means of establishing wages, hours and working conditions of the covered employees and being desirous of continuing to do so for the purpose of fostering relations of mutual interest, and



     WHEREAS, it is the purpose and intent of the parties to

promote sound and peaceful labor relations,



                          WITNESSETH:


     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties do hereby agree as follows:



I.     UNION RECOGNITION

1.          The Company recognizes the Union as the sole

collective bargaining agent for purposes of collective bargaining with respect to rates of pay, wages, hours and other terms and conditions of employment for all its full-time and regular part-

time employees employed by the Company at its facilities

presently located at 265 Livingston Street, Northvale, New

Jersey, 2 Quaker

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Road, Pomona, New York, 246 Pegasus Avenue,

Northvale, New Jersey, 232 Pegasus Avenue, Northvale, New Jersey

and 267 Livingston Street, Northvale, New Jersey; excluding

office clerical employees, professional employees, maintenance trade and engineering employees, laboratory employees, Food

Service employees, Groundskeeping employees, and guards and

supervisors as defined in the National Labor Relations Act.



     However, it is agreed that all new hires for helper and any additional craftsman beyond the current three (3) slots in plant maintenance will be represented by the Union.



II.    MANAGEMENT RIGHTS

1.          The Company has, retains and shall possess and

exercise all rights and functions, powers, privileges and

authority not specifically and expressly contracted away or

limited by the terms of this Agreement.



2.          As illustrative of the rights the Company possesses

and retains, but in no way to be construed as a limitation, the

Company shall have the exclusive right to:  manage all of the

Company's operations and its business affairs; direct the work force; determine production methods and procedures; assign work,

evaluate jobs and the performance of jobs for pay purposes and to reevaluate them; decide the methods, means and processes of

manufacture, type of machinery and equipment to be used, the number and classifications of employees to be used in the various aspects of the Company's operations or for particular

assignments, types and quantity of business to be scheduled for production, quality of material, and the standards of efficiency and quality of workmanship required; decide selling prices and products, methods of selling and distributing products; determine the location of the business and to relocate any part or all of the Company's operations; discontinue operations in whole or in part; allocate and transfer production; introduce new

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or improved methods or facilities, or to change existing manufacturing practices, decide methods and facilities, maintain order and efficiency; the right to hire, promote, demote, transfer,

suspend, discharge, or otherwise discipline employees; determine the size and composition of the work force and relieve employees from duty because of lack of work or other reasons; determine the hours of work and schedule hours and determine overtime;

establish, adjust and revise job classifications, hourly rates,

establish rules pertaining to the operation of the plant and discipline employees for violation of such rules; determine an employee's qualifications to perform work in any particular

position and to reassess and upgrade qualification standards for employees, including incumbents, in particular positions whenever and to whatever extent deemed by the Company to best serve the

Company's overall interests in ensuring regulatory compliance and product quality and integrity and maximizing productivity,

efficiency and safety; perform scientific and engineering

studies; to contract out or subcontract work; establish or

discontinue extra shifts, except as expressly amended or changed as hereinafter set out; to enforce procedures designed to ensure that employees do not report for work or perform work under the influence of drugs, alcohol or other substances that may or do impair or reduce mental acuity, motor coordination, and/or other performance capabilities that could affect regulatory compliance,

product quality and integrity, or safety; to make and implement unilaterally any decisions that in the opinion of management are required to ensure regulatory compliance, product quality and integrity, and the safe operation of Company facilities; and to implement measures deemed necessary by Company management to maximize productivity and efficiency.  The enumeration of

specific rights in this Section shall not be construed as

supporting a negative implication that other rights of the

Company have been waived or compromised in any way.  Nor shall the enumeration of such rights be construed as expanding or

contracting in any way the Union's right, to the extent otherwise secured by applicable precedents under the National Labor

Relations Act as amended, to demand that the Company engage in collective bargaining over the effects of the

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exercise of such rights on the wages, terms and conditions of employment and employment security of employees covered by this Agreement.



3.          Furthermore, the Company retains the right to take

whatever steps it deems necessary to meet and comply with all

Federal, state or local regulations including but not limited to those promulgated by DEA, FDA and any regulatory agency.



4.          Within the limits prescribed in Article XII,

Section 4 of this Agreement, Management has the right to use supervisors and other non-bargaining unit personnel to perform unit work.



5.          With respect to any rights heretofore exercised by or

inherent in the Company and not expressly limited by the terms of this Agreement, and with respect to any rights retained by or conferred upon the Company in the terms of this Agreement, any failure by the Company to exercise such rights, or the exercise of such rights by the Company in a particular manner, shall not be construed to be a waiver of or limitation on any such right, a waiver of or limitation on the right to exercise any such right,

or a waiver of or limitation on the right to exercise any such right, or a waiver of or limitation on the right to exercise any such right in a different manner.  Nor shall enumeration of

rights reserved to the Company in this Agreement be construed as,

or considered as evidence of, an implied limitation on or

preclusion of any Company rights not so enumerated.



III.   UNION ACTIVITIES

1.          There shall be no grievance investigated, presented,

discussed, processed or handled during working hours without the

Vice President Human Resources or the Manager Human Resources

first being notified and her permission to do so obtained, nor shall the investigation, presentation, discussion, processing or handling of grievances interfere in any way with the normal

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
and efficient conduct of the Company's operations.  In the case of

Departmental Stewards, however, this Section shall be deemed to have been complied with in cases where such Stewards find it necessary to be excused from their regular work responsibilities for brief periods of time for such purposes if notice is provided and permission obtained in advance from the Steward's Plant

Manager.



2.          An authorized agent of the Union shall be permitted

to visit the plant during working hours, after first notifying the Vice President Human Resources or her designee, for the

purpose of investigating and settling grievances and insuring the proper administration of the contract; provided, however, that said representative shall conduct his business in such manner so as not to interfere with the normal and efficient conduct of the

Company's operations.  The Union shall keep the Company currently advised, in writing, of the officer or representative of the

Union who is authorized to deal with the Company, and no one shall be deemed such a representative unless he is so designated by the Union to the Company.



IV.    HOURS

1.          The standard work week shall be five (5) consecutive

days, forty (40) hours per week; eight (8) hours per day, from

12:01 a.m. Monday to 12:00 p.m. the following Sunday, exclusive of lunch.  The standard work day shall consist of eight and one-

half (8-1/2) consecutive hours with a one-half (1/2) hour unpaid lunch break between the hours of 7:00 a.m. and 5:00 p.m.

However, the Company retains sole and unrestricted discretion to change work schedules for employees in any part or all of its operations to best serve the Company's overall interests in

ensuring regulatory compliance and product quality and integrity,

and maximizing productivity, efficiency and safety.  The Union and employees affected by such a change will be provided notice at least two (2) weeks in advance of implementation of the

change.  Shifts may be established or discontinued in the

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
sole and unrestricted discretion of the Employer on notice to the

Union and the affected employees of thirty (30) calendar days whenever reasonably practicable, but in any event not less than fourteen (14) calendar days.  Whenever a shift change is

implemented for less than all of the employees in a department,

the Company shall first seek to obtain enough employees to staff the new shift by asking for volunteers from among the employees in the department.  In the event there are more volunteers than openings, employees shall be selected on the basis of their

seniority.  In the event an insufficient number of volunteers come forth, the Company may have the work done by nonbargaining unit employees for up to two (2) months, hire for such positions from outside the bargaining unit, and/or require additional

employees, in reverse order of seniority, to either work the new shift or go onto layoff status.



     The Employer may implement a Tuesday through Saturday

workweek or Wednesday through Sunday workweek provided the

following criteria are met:



          (a)       Employees assigned to work Tuesday through Saturday or

     Wednesday through Sunday workweeks must work a five (5)

     consecutive day week.



          (b)       The Company shall first seek to obtain employees for

     such workweeks by asking for volunteers.  If more volunteers come forward than there are openings, employees shall be selected on the basis of their seniority.  If an insufficient number of volunteers come forth, the Company may have the work done by nonbargaining unit employees for up to two (2) months, hire for such positions from outside the bargaining unit, and/or require additional employees, in reverse order of seniority, to either work the new workweek or go onto layoff status.

          (c)       Those employees hired for the Tuesday through Saturday

     or Wednesday through Sunday workweek shall have a right to bid into openings occurring less than one hundred and eighty (180)

     days after their initial hire date the Monday through Friday workweek, except as otherwise provided in Article V, Section 7.



          (d)       The Employer agrees to preserve a three day weekend

     during holiday weeks.



Employees assigned to work Tuesday through Saturday or Wednesday through Sunday workweeks pursuant to the terms of this Section and who by virtue of such assignment work on Saturday or Sunday,

shall receive premium pay in the amount of eighty-five cents

($0.85) per hour for each hour worked on such days.  Except as provided in Article XXIV, nothing in this Agreement shall be construed as obligating the Company to provide any minimum hours of work per day, per week, per month or per year.



2.          The Employer has sole and unrestricted discretion to

establish a ten (10) hours per day shift, exclusive of the thirty

(30) minute unpaid lunch period, at the straight-time wage rate.

For employees assigned to work such a shift, except as otherwise provided below, forty (40) hours per week shall constitute a week's work.  If a ten hour work day as hereinbefore described is implemented, the Employer shall schedule employees assigned to work such shifts in such a manner as to make all straight-time work days after the first one in each work week follow each other consecutively.  The Employer shall have the right to schedule such four day work weeks to begin on Monday, Tuesday or Wednesday in the same manner and subject to the same conditions (except for the five (5) consecutive day week requirement) as would apply under Section 1 of this Article to the

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
assignment of employees to work five (5) day work weeks beginning on those days.  The Employer shall also have the option to schedule two crews to work a ten (10) hour work days in such a manner as to provide employee coverage in the department on each of the seven (7)

days of the workweek, provided however that in such event employees in each crew shall be scheduled to work eight (8) consecutive days, with the first and last of the eight (8) days being on Thursday and with both crews overlapping for the full ten (10) hour shift on

Thursday.  The Employer will provide notice to the Union and affected employees at least two (2) weeks before commencement of any of the special shifts provided for in this Section.

Employees working ten-hour days shall be entitled to an

additional rest period of fifteen (15) minutes after working eight (8) hours.  Employees who are assigned to work special shifts pursuant to this Section shall be entitled to take the

Holidays specified in Article XV, Section 2 of this Agreement off without loss of pay or, if required to work on a Holiday, shall be compensated at a rate equal to two and one-half times the rate they would have been paid had the work been performed on a normal workday.  Employees assigned to work special shifts under this

Section whose workweek does not encompass a Holiday shall receive an additional eight (8) hours straight-time pay for that

workweek.  Employees scheduled to work hours on Saturday or

Sunday pursuant to this Section shall be paid a premium of eighty-

five cents ($0.85) per hour for all such weekend hours worked.



3.          OVERTIME:  Employees shall be paid overtime premium

pay for all hours worked over eight (8) hours in any one day

(except as otherwise provided above in Section 2 of this

Article), or forty (40) paid hours in any one work week and for any time worked on scheduled holidays enumerated in Article XV.

Employees who fail to work any portion of the straight time work for which they are scheduled in a given work week will not be entitled to premium pay for overtime in that week, except to the extent that their total hours worked in that week exceed forty

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
(40) hours, unless the employee's failure to work such straight time is due to serious illness or serious injury, or the

employee's being on jury duty, vacation, paid sick leave, or bereavement leave; and Saturday and Sunday overtime shall be paid on the same basis.  Except as otherwise provided in this Article,

overtime hours worked on Sundays shall be compensated at a rate equal to twice the employee's base wage rate.  Only time actually paid shall be included in computing overtime.  Any time worked when once included in computing overtime under any applicable provision of this Agreement shall not thereafter be included in computing overtime under any other applicable provisions hereof.

In no event, shall there be any duplication or pyramiding of any overtime or premium pay, whether for Sundays, holidays or

overtime purposes or otherwise.



     The Company shall have discretion to determine which job

classification(s) will be needed to perform available overtime work.  Overtime shall first be offered to qualified employees within the job classification within the department in which the overtime is available.  Such opportunities shall be equally

divided among the employees in the department in the same job classification and assigned to work in the same building.  For purposes of equalization, an opportunity offered and refused shall be counted as overtime worked.  If an insufficient number of employees within the department and currently assigned to the classification that the Company has designated to work overtime are available for such work, the Company may fill the overtime with qualified volunteers from outside the department on the basis of seniority (in which case the Company shall offer the overtime to employees then assigned to work in the classification that the Company has designated to work the overtime and working in the location (Northvale or Pomona) where the overtime is to be worked, then to employees assigned to work in such classification at any other Company facilities covered by this Agreement, and then to any other qualified employees assigned to work at any such facilities), and/or by drafting employees from within the building and department in reverse order of seniority.

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
In any situations in which overtime work is of such a nature as to require the employee performing it to have any special skills or experience, the Company has sole and unrestricted discretion to assign overtime work to the employee or employees who, in the

Company's judgment, is or are best suited to carry out the

assignment competently, efficiently and safely.  To the extent overtime assignments do not, in the judgement of the Company,

require employees of special skill and/or experience, however,

the Company shall be required to distribute such assignments evenly among employees in the department; and any time worked by an employee in an overtime assignment made on the basis of

special skills or experience shall be credited to that employee for overtime equalization purposes, as would any other overtime worked.  The Union shall be informed of all special overtime assignments made on the basis of special skills or experience on at least a weekly basis.  It is understood that the Company shall not be required to create unnecessary overtime for any purpose.



4.          When an employee is requested by the Company to work

outside of or beyond his regular hours, he shall be expected to do so, unless the Company determines that extraordinary hardship would result by requiring the employee to work such an overtime assignment.  However, under no circumstances will notice for mandatory overtime be given less than four (4) hours before such overtime would begin.  No employee shall be required to work more than fourteen (14) hours in any workday or more than fifty-six

(56) hours in any workweek, except as otherwise provided in

Section 2 of this Article.  In the event an employee is required to work an overtime assignment and has difficulty with working the assignment due to a schedule conflict, he shall not be

required to work the overtime if he is able to find a qualified volunteer to take his place who is acceptable to the supervisor scheduling the overtime.  In such cases, the employee shall be charged with having worked the overtime for the purposes of

overtime distribution; and the volunteer who works the overtime shall not be so charged.

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

5.          HOLIDAY WORK:  The Company shall, unless

extraordinary hardship would result, give seven (7) days' notice of overtime work scheduled on a holiday or during a holiday

weekend (i.e., a weekend preceded or followed by a day designated as a holiday in Article XV, Section 2 of this Agreement).  The

Company shall have the right to open the plant for business on holidays and to expect employees to work on such days.  Except as otherwise provided above in Section 3 of this Article, work

performed by employees on holidays shall be considered as premium work, and such work shall be paid for at time and one-half.



6.          Hours and pay representing holiday pay, and vacation

pay and all other hours of pay representing non-working time will be included in figuring overtime for the week and in figuring straight time average hourly rates.



7.          REST PERIODS AND LUNCH PERIODS:  The Company shall

provide employees with a one-half (1/2) hour unpaid lunch period and two (2) rest periods of fifteen (15) minutes duration.  It is understood and agreed that the scheduling of such periods remains exclusively vested in the Company, and the taking of such periods shall in no way interfere with the normal and efficient

operations of the plant.



8.          Notwithstanding any other provision of this

Agreement, the Employer has sole and unrestricted discretion to determine when it is necessary to suspend or shut down some part or all of its operations because of an Act of God, any

circumstances beyond the Employer's control, or any emergency situation that could compromise product quality or integrity or endanger the life and safety of an employee or because of

regulatory compliance considerations.   In such cases, employees

will be compensated in accordance with the terms of Article XXIV of this Agreement.  In the case of such a suspension or shut-down in which the Employer requests affected employees to wait in a designated

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area available for work, the waiting time shall be

considered time worked.  If the plant is closed under the

circumstances specified in this Section, and employees are

scheduled to work the following Saturday, said Saturday work shall be paid for at time and one-half.



9.          The provisions of this Article are intended solely to

provide a basis for determining the number of hours of work for which an employee shall be entitled to be paid at overtime rates,

and shall not be construed as a guarantee to such employee of any specified number of hours of work either per day or per week, or as limiting the right of the Company to fix the number of hours of work (including overtime) either per day or per week for such employee.



10.         CHECK CASHING:  The Employer will grant each employee

an additional fifteen (15) minutes to their lunch period on check cashing day.



V.     PROBATIONARY PERIOD


1.          The Company has the right to employ such new

employees as it deems necessary and qualified to do the work available and may hire such persons from any source.  The Company also retains the right to refuse to employ any such person in its discretion.



2.          Generally, there shall be a six (6) month

probationary period for new employees, which may be extended for up to an additional one (1) month by mutual agreement between the

Company and the Union.  New employees hired into the Porter or

Supplier/Material Handler classifications, however, shall be required to complete a probationary period of ninety (90) days,

which may be extended by up to an additional thirty (30) days by mutual agreement between the Company and the Union.

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3.          The computation of the probationary period shall not

include any work time absent from the job for any reason, and said probationary period will automatically be extended for all such work time lost.



4.          All probationary period employees may be laid off,

disciplined, discharged or otherwise terminated during their probationary period for any reason whatsoever, with or without cause, and such layoff, discipline, discharge or termination shall not be subject to the grievance procedure of this

Agreement.  Nothing in this Agreement shall be construed as a limitation on this provision in any way.



5.          After completion of their probationary period,

employees shall be deemed to be regular employees, and their seniority shall revert to the date of employment.



6.          Nothing in this provision shall be considered a

restriction or limitation upon the training periods established by the Company for the various job operations or on providing training periods of greater duration than the probationary period established herein.  Such employees shall be notified of the length of training period.




VI.    SENIORITY



1.          Seniority is defined as the total length of

continuous service with the Company.



2.          Each Employee shall accumulate seniority rights after

the probationary period provided in ARTICLE V has been

successfully completed, and such seniority shall date from the time of the employee's most recent date of hire.

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3.          LAYOFF AND RECALL:  The Company shall have the right

to determine when a layoff is necessary, including the right to determine the number of employees to be laid off, the department in which the layoff will occur, and the duration of such layoffs.

In the event a layoff becomes necessary, employees will be laid off in accordance with their seniority.  However, employees to be laid off shall be permitted to bump employees with less seniority in an equivalent or lower rated, unprotected job, where the

Company determines the bumping employee is qualified and able to perform the available work, and where the Company determines in its sole and unrestricted discretion that displacement of the incumbent by the bumping employee will not materially affect the

Company's ability to ensure full and undiminished compliance with regulatory obligations and product quality and integrity.  The

Company shall have the right to exempt from bumping up to fifty percent (50%) of the positions in each classification in each department, except for Porter and Packer positions.  Employees exercising bumping rights pursuant to this Section shall serve a probationary period of six (6) work weeks in the position into which they have bumped, during which period the Company shall have the right to determine that continuation of the employee in the position is not consistent with the Company's overall

interests of ensuring regulatory compliance and product quality and integrity, and maximizing productivity, efficiency and

safety.  In the event of such a determination, the employee

bumped out of the position shall be recalled and the employee who bumped into the position may, in the discretion of the Company,

either be laid off or transferred to another position.  In no event shall an employee be permitted to bump upward.  An employee shall be permitted to exercise bumping rights under this Section only one (1) time in connection with any layoff affecting the employee (unless the employee is bumped by a more senior employee from a position into which he has bumped as a consequence of the same layoff, in which case the employee may exercise any

additional bumping rights he has one (1) additional time); and

the employee's decision as to whether and how to exercise any bumping rights available to him, once made and

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
communicated to

the Company, shall be irrevocable.  The Company shall give forty-

eight (48) hours advance notice of layoff or equivalent pay in lieu of notice.  If more than twenty (20) employees are laid off in any period of twenty-one (21) days or less, employees who are involuntarily put out of work by the layoff(s) shall be given five (5) working days notice of their layoff, provided that the

Employer has determined at the time of the layoff that the

employee is expected to remain on layoff status for a period of more than thirty (30) calendar days.  If an employee is otherwise entitled to five (5) days notice pursuant to this Section and one or more paid holidays provided for in Article XV, Section 2 of this Agreement falls within the notice period, such paid

holiday(s) shall be deemed a working day(s) for purposes of the notice requirement.  The Employer has the option to provide to any portion of or all employees involuntarily put out of work as a result of a layoff pay in lieu of any notice required by this

Section.  The Employer shall continue to make contributions for medical coverage of employees put out of work by a layoff for ninety (90) days after the layoff.  Recall will be in the reverse order of layoff, and employees recalled from a layoff to the classification that they occupied prior to the layoff shall be compensated for hours worked at the rate in effect for them in the classification immediately prior to the layoff.  Employees occupying Porter positions on the effective date of this

Agreement shall, during the term of this Agreement and so long as they continue to occupy such positions, be protected from layoff resulting from a decision of the Company to subcontract the

Porter work that would otherwise be done by them.



4.          TRANSFERS:  The Company shall have the right to

transfer employees on a temporary basis.  The Company shall

provide forty-eight (48) hours advance notice of all transfers between shifts.  With respect to transfers involving a relocation of greater than five (5) miles from an employee's regular

station, the Company must provide twenty-four (24) hours notice.

A temporary transfer shall be defined as a transfer of an

employee at the direction of the Company that is intended

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
by the Company at the time it is made to continue for no more than sixty

(60), in the case of an employee's transfer to a different shift and/or to a different location (i.e., Pomona or Northvale), or in the case of an employee's temporary reassignment to a different job on the same shift and in the same location as his regular assignment, for no more than ninety (90) consecutive calendar days.  Provided, however, the Company shall have the right to extend any temporary transfer for up to an additional sixty (60)

days if the Company and the Union mutually agree.  The Union shall, however, not refuse to agree to any extension of a

temporary transfer in any case in which failure to extend the transfer would result in a substantial disruption of production or compromise in any way the Company's ability to ensure

regulatory compliance.  No employee shall suffer a reduction of pay as the result of temporary transfer, except that employees who are temporarily transferred between shifts to facilitate the exercise of bumping rights in the wake of a layoff shall not be entitled to continue receiving any shift differential applicable to the shift from which they transferred during the period of the temporary transfer.  Employees transferred to a higher rate job shall receive that rate for all time spent in that job.  All transfers shall be at the Company's sole and unrestricted

discretion and may be without regard to seniority.

Notwithstanding any other provision in this Agreement, the

Company shall have the right, on the basis of its sole and

unrestricted discretion, to move the physical location of any part of its operations to another situs.  Packers selected for temporary transfers to the Cephalexin area at the Company's

Pomona, New York facility shall be selected in reverse order of seniority.



5.          Seniority rights and employment shall be terminated

if an employee:



          (a)       Is discharged for cause.

          (b)       Voluntarily quits.



          (c)       Has less than two (2) years of seniority and is laid

     off on or after the effective date of this Agreement for a period of six (6) consecutive calendar months or more.



          (d)  Has two (2) to five (5) years of seniority and is

     laid off on or after the effective date of this Agreement

     for a period of more than twelve (12) consecutive calendar months.



          (e)  Has more than five (5) years seniority and is

     laid off on or after the effective date of this

     Agreement for a period of more than eighteen (18)

     consecutive calendar months.



          (f)  Fails to return to work within five (5)

     calendar days after recall from layoff.



          (g)  Fails to return to work immediately after the

     expiration of a leave of absence.



          (h)  Accepts other employment while on a leave of

     absence, or misrepresents the purpose for which a leave

     of absence was granted.



          (i)  Transfers out of the bargaining unit.

          (j)  Absent for three (3) days without notifying

     the Company unless the employee can demonstrate by

     clear and convincing evidence that he was unable to do

     so due to circumstances beyond his control.



          (k)  Retires.



          (l)  Accepts severance pay provided by the Company

     pursuant to Article XXXIII of this Agreement.





6.          In order to insure the proper administration of this

Article, the Company agrees to submit an up-to-date seniority list to the Union and the Chief Steward four (4) times a year on a quarterly basis.  The Company also agrees to post the list in the plant.



7.          For purposes of any layoff pursuant to Section 3 of

this Article, the Chief Steward shall be deemed senior to all other employees in the bargaining unit.



VII.   DISCHARGE AND DISCIPLINE

1.          The Company shall have the right at any time to

discharge or discipline any employee for good cause.  No

disciplinary action may be taken, however, unless the employee is provided notice of the disciplinary action within ten (10) work days after the Company learns of the conduct on which the

disciplinary action is based.



2.          In the event of discharge or other disciplinary

action taken against a non-probationary employee, the Company will promptly furnish the affected employee with a written statement specifying the reason for the discharge or other disciplinary action.  Such action on the part of the Company shall be subject to the Grievance Procedure specified in Article

XIII of this Agreement (beginning with Step 3 of Section 3

thereof), provided that a grievance is filed in writing with the

Company within ten (10) work days of receipt by the employee of the written statement specifying the reason for discharge or other disciplinary action.  Failure to file such grievance within ten (10) work days shall bar its consideration under any

provisions of this Agreement.



3.          A disciplinary memorandum shall not be taken into

account for purposes of determining eligibility for job bids or the appropriate level of discipline for multiple violations in the same category under the Company's progressive discipline policy more than twelve (12) months after the issuance of the memorandum.



4.          The Department Steward, if available, shall be

invited to attend any meeting in which an employee in the

Steward's department is to be informed of any decision to

discipline or discharge the employee.



VIII.       UNION BULLETIN BOARDS

     The Union shall have the exclusive use of one bulletin board to be provided by the Company, upon which the Union may post notices of the following types:



          (a) Notices of Union elections involving the Company's employees.

          (b)       Notices of the results of such elections.

          (c) Notices of Union appointments affecting the Company's employees.

          (d) Notices of meetings and activities pertaining to the Company's employees; and

          (e)       Job vacancies and bids.

     The Union shall not post Union materials on Company premises other than on the designated Union bulletin boards.



IX.    LEAVES OF ABSENCE

1.          For the purpose of this Agreement, a leave of absence

is defined as a limited and specified period of time officially granted to an employee by the Company to absent himself from his job duties for sick leave, family leave, or personal leave as hereinafter defined, which time off shall be taken without pay and subject to all conditions herein.



2.          MATERNITY LEAVE OF ABSENCE:  A leave of absence for

reasons of maternity shall be granted employees upon

certification from a doctor that the employee is unable to

perform her regular job functions, and said leave shall continue in effect until such time that a certification from a doctor is presented stating the employee is physically able to perform the regular functions of her job.  An employee who has been employed by the Company for at least twelve (12) months and who has worked at least one thousand (1,000) hours during the immediately

preceding twelve (12) month period shall be entitled to a

personal leave of absence of up to six (6) months to care for his or her newborn baby or newly adopted infant, after completion of any prebirth medical disability leave (in the case of an employee who is the child's mother).



3.          SICK LEAVE OF ABSENCE:  An employee who has been

employed by the Company for at least twelve (12) months and who has worked at least one thousand (1,000) hours during the

immediately preceding twelve (12) months may be granted, upon timely application, a leave of absence without pay for a period not to exceed twelve (12) consecutive months if the employee suffers from a serious health condition.  The Company may, in its sole and unrestricted discretion, require that any period of leave pursuant to this Section be supported by certification issued by a duly licensed health care provider which shall state,

at a minimum: (a) the date on which the serious health condition commenced; (b) the probable duration of the condition; and the medical facts within the provider's knowledge regarding the

condition.  The Company may, in its sole and unrestricted

discretion and at its own expense, require that the employee obtain an opinion regarding the serious health condition from a licensed health care provider designated or approved by the

Company.  An employee who fails to report to work immediately on the date set for the expiration of his or her leave shall be considered to have abandoned his or her employment unless the

Company receives a certificate from a licensed health care

provider, prior to expiration of such leave, that the employee is still unable to perform his/her regular job functions.



4.          PERSONAL LEAVE OF ABSENCE:  Upon written application

from an employee for a personal leave of absence, the Company, in its exclusive discretion, may grant a written leave of absence without pay where good cause is shown, for a maximum period of six (6) months.  An employee who has been employed by the Company for at least twelve (12) months, who has worked at least one thousand (1,000) hours during the immediately preceding twelve

(12) months, and whose parent, spouse or child is suffering from a serious health condition shall be entitled to unpaid leave, if timely requested, of up to twelve (12) weeks in any twelve (12)

month period to care for such parent, spouse or child.

Permission for leave requested pursuant to this Section shall not be unreasonably withheld.  No employee has the absolute right to return to work prior to the expiration of his leave unless he notifies the Company, in writing, at least five (5) working days prior to the intended date for return to work; and the Company,

in its sole discretion, determines that the employee's early return as proposed will best serve the Company's overall interest in ensuring regulatory compliance and product quality and

integrity, and maximizing productivity, efficiency and safety.

The leave of absence for personal reasons may be extended by mutual agreement of the
parties.  An employee who fails to report

to work immediately on the date set for the expiration of his leave shall be considered as having voluntarily quit, unless a reasonable excuse is given as determined by the Company.



5.          The employee who returns from an authorized leave of

absence and is capable of properly and adequately performing his job without significant additional training, will be reinstated

in the job he held at the time his leave commenced if that

position is vacant and the Company's production needs are such as to make filling the position at that time desirable.  If a

returning employee's prior position is not vacant or filling the position at that time is deemed by the Company to be not

desirable, he will be allowed to exercise "bumping" rights unless the Company determines that the employee's exercise of such

rights would significantly impair the interests of ensuring

regulatory compliance and product quality and integrity, and maximizing safety.  In such case, the employee shall be placed on layoff status until such time as his prior position becomes

vacant and production needs make filling the position desirable,

or the Company determines that the employee's exercise of

"bumping rights" will not significantly impair the aforementioned interests.



6.          An employee who accepts employment elsewhere during

any leave of absence taken pursuant to the terms of this Article will be considered as having voluntarily quit, unless previously authorized.



7.          Employees will accumulate seniority while on an

approved leave of absence pursuant to this Article.  Employees on leave granted pursuant to this Article will not, however, receive credit as time worked for purposes of accrual of or entitlement to any benefits except as otherwise provided in Article XV,

Section 1(a) and Article XVII, Section 3.

     SECTION 8.  Any leave requested and taken by an employee

pursuant to the terms of this Article shall be charged against the employee's eligibility for leave under the Family and Medical

Leave Act to the extent consistent with the terms of said Act.



X.     BEREAVEMENT


1.          When death occurs in an employee's immediate family,

which shall mean father, mother, husband, wife, son or daughter,

the employee shall be entitled, on notification to the Company,

to take the five (5) work days immediately following the

employee's learning of such death with pay for bereavement leave.

In the case of the death of the brother, sister, mother-in-law,

father-in-law, grandchildren or grandparents of an employee who has completed his probationary period, the employee on request will be excused for three (3) consecutive working days with pay to grieve.  The Company will not unreasonably withhold its

consent to reasonable extensions on bereavement leave as

circumstances warrant, but employees to whom such extensions are granted shall not be entitled to pay during the period of such extended leave.



2.          Reasonable evidence of the death and relationship may

be required by the Company supporting the claim for such time off from work.



XI.    JURY DUTY

     Full-time employees who are called for jury duty shall be

granted the necessary time off for such purpose.  The Company will pay the employee the greater of the employee's daily wages

(to be computed on the same basis as holiday pay) or forty

dollars ($40.00) per day for the first three (3) days of jury service. In the case of any employee required to serve on jury duty for more than three (3) days, the Company will pay such employee for such additional service the difference, if any,

between the employee's daily earnings (to be computed the same as holiday pay) and the monies paid
to such employee by the

authorized governmental agency, provided that such additional jury duty is not the result of a voluntary act by the employee.

At the request of the Company, the employee shall present

evidence of jury duty and receipt of compensation.  The employee must notify the plant manager immediately upon receipt of summons for jury service in order to qualify for jury duty leave.



XII.   GENERAL

1.          The Company and the Union agree that they will not

discriminate against an employee by reason of race, color, creed,

age, sex, sexual preference, physical or mental disability,

national origin, membership or non-membership in the Union.



2.          Nothing in this Agreement shall be construed as

constituting an agreement that any work is or may become the exclusive right of any employee or classification of employees.

The Company retains the sole and unrestricted discretion to

direct employees, on a temporary basis, to perform work not

within the job description of the position that they normally occupy whenever the Company determines that the interests of ensuring regulatory compliance and product quality and integrity,

and maximizing productivity, efficiency or safety will best be served by doing so.  This clause shall not contravene the

seniority and overtime provisions.



3.          All provisions of this Agreement are assumed to be in

conformity with the applicable laws of the States of New Jersey and New York and the United States.  If any provisions are later proven to be contrary to any applicable law existing at this time or subsequently enacted, such provision shall then be considered void, and the invalidity or unenforceability of such provision shall have no effect on the remaining provisions of the

Agreement.

4.          The Company has the right to use supervisors and

other non-bargaining unit personnel to perform bargaining unit work to whatever extent and for whatever duration management deems best serves the Company's overall interests in ensuring regulatory compliance and product quality and integrity, and maximizing safety.  Supervisors also may, in the interests of efficiency and orderly production, fill in or work on a

particular job as dictated by the necessities of the operation.

However, if an employee within the bargaining unit leaves the employ of the Company, he will not be replaced with a supervisory employee provided the position is still available.  Likewise, if there are overtime opportunities, supervisory employees shall not replace bargaining unit employees; but this proscription shall not preclude qualified supervisors from doing up to two (2) hours of unit work if there are no qualified bargaining unit employees in the plant and available to do the work at the time.  Some examples of supervisors working are:



          (a)       Emergencies occurring during scheduled working days

     when an operation is not fully manned.



          (b) Instructing or training of employees, including self-training.

          (c)       Performing experimental work involving new products,

     new equipment, new methods or new materials.



          (d)       Making minor adjustments and set up.


          (e)       Providing for the continuance of the work flow.


          (f)       Product validation or other nonproduction scientific work.


It is agreed that the Company shall not exercise its rights under this Section in such a way as to reduce systematically the number of bargaining unit positions.

5.          The Company shall be responsible for instituting

formal training procedures in all job classifications.  Training shall be performed by such personnel as the Company deems, in its sole and unrestricted discretion, best suited to effective and efficient performance of the training function.  Employees

assigned to perform such training functions shall be compensated at a rate one dollar and fifty cents ($1.50) above their normal rate during the period of such assignment.  A training guide shall be developed covering the skills and responsibilities which employees in each type of work shall be taught.  Employees may be directed to participate in cross-training exercises to ensure the availability of adequate personnel with the appropriate skill mix to deal with emergency or peak load situations, or to best serve the Company's overall interests in ensuring regulatory compliance and product quality and integrity, and maximizing productivity,

efficiency and safety.  The determination of the departments in which cross-training will be done and the number of employees in such departments to be given cross-training is a matter committed to the sole and unrestricted discretion of the Company.  If less than all employees in a job classification within a department are to be assigned to participate in cross-training exercises,

employees shall be selected for such exercises on the basis of seniority.  Employees temporarily assigned to positions, other than the ones they normally occupy, for cross-training purposes shall not be deemed to have transferred into such positions.  The

Company will inform the Union at least two (2) weeks prior to implementation of its plans, and any modifications thereof, for cross-training in any department with bargaining unit employees who will be involved in the cross-training program.  All

employees who participate in training, whether as trainers or trainees, shall be required to certify on documentation provided by the Company that such training has been completed.  However,

it is understood that an employee's signature as required by the preceding sentence does not necessarily signify that the employee certifies or believes that the content of the training was sufficient to qualify the employee receiving the training to perform work of the sort that was the subject of the training.



6.          MANAGEMENT TRAINEES:  Whereas it is the expressed

intent of the Company to train, educate and familiarize

supervisors and managers with the Company's total operation,

including each phase of the operation, department by department,

the Company shall have the right to have management trainees work on any or all jobs, including production jobs included in the bargaining unit, with the following limitations:



          (a)       Management trainees shall not be included in the

     bargaining unit and shall not be required to join the Union.



          (b)       Management trainees shall not exceed fifteen

     percent (15%) or ten (10) employees, whichever is the

     lesser, of the total number of bargaining unit employees at any given time (i.e., if there are forty (40) bargaining

     unit employees, there shall not be more than six (6)

     management trainees).  The Company will notify the Union of its decision to employ management trainees pursuant to this

     Section on or before the commencement date of the employment of any such employees.



          (c)       A management trainee shall not perform bargaining

     unit work for a period in excess of fifteen (15) months on an over-all basis, and not more than four (4) consecutive

     months in any one department.



          (d)       Although the company identifies with and

     subscribes to the policy of promotion from within, and

     may select employees from the bargaining unit to become

     management trainees, it is understood that it is within

     the Company's sole and
     unrestricted discretion to

     determine and select employees to become management

     trainees and may make such selection from any outside

     source.



          (e)  It is not the intent of the Company to

     substitute management trainees for bargaining unit

     employees in the performance of bargaining unit work.



          (f)  The Union shall be entitled to meet with the

     Company every six (6) months to review the Management

     Trainee Program.



7.          SUMMER HELP:  Employees hired during the summer

vacation period (90 days or less) or during the two-week

Christmas period shall be excluded from coverage under the

Agreement.



     SECTION 8.  Coffee will be provided at Company expense in

all break rooms utilized by bargaining unit employees.



     SECTION 9.  Bargaining unit employees shall be supplied by the Company with uniforms to be worn in performing their work,

and the Company shall make arrangements for periodic cleaning of such uniforms at Company expense.



     SECTION 10.  When bargaining unit employees are required for job-related reasons to travel using their own vehicles between the Company's facilities at the Northvale, New Jersey location and the Pomona, New York location, they shall be reimbursed by the Company for such travel at the rate of twenty-eight cents

($0.28) per mile.



     SECTION 11.  Paychecks for bargaining unit employees shall be issued weekly, and payday shall be on Wednesday.

     SECTION 12.  Bagels and/or donuts shall be provided for

bargaining unit employees required to work overtime on Saturday,

unless one or more employees are scheduled to work straight time on that day.



     SECTION 13.  Bargaining unit employees working the second

shift shall not be required to begin mandatory overtime work on

Saturdays any sooner than eight (8) hours after completion of their final, straight-time shift (which would have begun on the preceding Friday); notwithstanding the foregoing, second shift employees may begin overtime work on Saturdays in less than eight

(8) hours after completion of their last preceding straight-time shift if such arrangement is mutually agreeable to the employee and the supervisor responsible for scheduling the overtime work.



     SECTION 14.   The Company will generally seek to maintain a

one-to-one ratio of QA Associates to QA Inspectors in the Quality

Assurance Department.  Notwithstanding the foregoing, it shall not be considered a violation of the terms of this Agreement for the Company to have as many as two (2) more QA Associates than QA

Inspectors in the Department for a period of up to four (4)

months if the Company deems that such an imbalance advances the

Company's interests in ensuring regulatory compliance and product quality and integrity and maximizing productivity, efficiency and safety.



     SECTION 15.  WORK AND FAMILY COMMITTEE:  The Company and the

Union recognize that counseling and other forms of assistance may be of value to an employee and his or her family in situations in which personal problems have the potential to interfere with the employee's performance of job responsibilities.  The Company and

Union also recognize that Company policies may have an impact on the lives of employees.  The Company and the Union agree that employees should strive to achieve an appropriate balance between work and family responsibilities. In addition, the Company and

Union further agree to work together to address issues related to the mutual goal of achieving a balance between work and family responsibilities.  Accordingly, the Company and the Union have agreed upon a Work and Family Policy and agree to maintain a Work and Family Committee as a forum in which such issues can be

constructively considered and discussed.  The Committee will be comprised of four (4) members, two (2) designated by the Union and two (2) designated by the Company.  The Committee's mandate,

in addition to sustaining dialog about work and family issues that are relevant to the Company's employees, shall include

working to assure that employees are aware of the Company's

Employee Assistance Plan, including the resources that employees can access through that Plan, and any other professional

community resources that might be able to assist with problems relating to the employee's efforts to achieve a healthy balance between work and family.  Communications by individual employees with Committee members regarding particular problems that such employees are encountering in striving to achieve that balance shall be treated as strictly confidential and shall not be

discussed with anyone other than current members of the Work and

Family Committee.  Information that an employee shares with Work and Family Committee members, as is the case with all

communications with Employee Assistance Program counsellors, in connection with the employee's efforts to obtain assistance from the Committee on matters within its mandate shall be treated as confidential and shall not be considered in any way as a basis for disciplinary action of any kind.  The Committee will meet quarterly at agreed upon times and places to review issues

brought to the Committee's attention by employees or Management.

Chairing the Committee meetings and the preparation of minutes will alternate between Union and Management members.  Union

members of the Committee shall be compensated at their regularly assigned wage rates for time spent in the Committee's meetings.

Nothing in this Section shall be construed as overriding or

modifying any other provisions of this Agreement.

     SECTION 16.  CHILD CARE:  The Company shall, as soon as is practicable after the effective date of this Agreement, establish a flexible spending account in accordance with Section 125 of the

Internal Revenue Code, which will make it possible for employees to set aside a portion of pretax income each year to be used to defray dependent care expenses.  The Company shall also contract with the Rockland Council for Young Children to provide child care counseling and referral services for any employees requiring such assistance.




XIII.       GRIEVANCES

1.          For purposes of this Agreement, a grievance is any

dispute or difference of opinion between the Company and the

Union, or between the Company and any of its employees covered by this Agreement, involving the meaning, interpretation or

application of the express provisions of this Agreement.  Any dispute over whether a complaint is subject to these procedures shall be treated as a grievance, in accordance with the

procedures prescribed in this Agreement, subject to the

provisions of Article XXVIII, LOCKOUTS AND STRIKES.  Permission

to investigate grievances shall not be unreasonably denied,

provided however that the Union shall conduct no grievance

investigation in such a manner as to interfere in any way with

Company operations without the prior, express consent of the Vice

President Human Resources or Plant Manager.



2.          Grievance adjustments below the Step 3 level shall be

binding only with respect to that specific grievance and shall not be deemed to establish a binding standard for the bargaining unit as a whole, unless the Company and the Union specifically agree otherwise in writing.



3.          Except as otherwise provided in Article VII,

DISCHARGE AND DISCIPLINE, and Article XXVIII, LOCKOUTS AND

STRIKES, no grievance shall be entertained by the Company, except in the following order and manner, and within the following time limits:

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

          STEP 1:  In the event an employee covered by this

Agreement has a complaint involving the interpretation,

application or alleged violation of this Agreement, he shall take the matter up with his immediate Supervisor at a mutually

convenient time within ten (10) work days of the occurrence of the event out of which the grievance arises, or within ten (10)

working days from the date when the Union or the employee should reasonably have been aware of the facts on which the grievance is based.  The employee may be accompanied by a Union Representative if the employee so desires.  The Supervisor shall give his answer to the employee as soon as practical, but in any event within ten

(10) work days.



          STEP 2:  In the event the grievance is not settled in

Step 1, it shall be reduced to writing, stating the specific relief sought, signed by the employee and presented by the

Department Steward to the Supervisor within ten (10) work days from the time the Supervisor gives his answer as provided in

Step 1 above.  The Supervisor will discuss the matter with the employee and the Department Steward presenting the written

grievance as soon as is practical, and in any event within ten

(10) work days after the Supervisor receives the written

grievance.  The Supervisor will give a written answer to the employee and the Union as soon as is practical, but in any event within ten (10) work days of the time the written grievance is presented.  The presentation of the Supervisor's written answer shall terminate Step 2.



          STEP 3:  In the event the grievance is not settled in

Step 2, the Union may, within ten (10) work days after the

termination of Step 2, request a meeting with the Vice President,

Human Resources, or her representative, to discuss the grievance.

The Vice President, Human Resources, or her representative, the employee, either the Chief Steward or a Department Steward of the

Union, and a representative of the International or Local Union,

if available, shall meet as soon as practical at a mutually

convenient time, but in any event within ten (10) work days of such written request, and discuss the matter in an attempt to arrive at a satisfactory resolution of the grievance.  The answer of the Vice President, Human Resources, shall be given, in

writing, to the employee and the Union within ten (10) work days of the meeting referred to in this Step.  The issuance of the answer to the affected employee and the Union shall terminate

Step 3.



          STEP 4:  In the event the grievance is not settled in

Step 3, the Union may, within  ten (10) work days of receipt by the Union of said answer, request in writing that the grievance be submitted to arbitration as provided in Section 4 below.



4.          Within ten (10) days of the Company's receipt of the

Union's request for arbitration, the Union or the Company, on an alternating basis (beginning with the Union for the first

arbitral panel requested during the term of this Agreement),

shall request the American Arbitration Association ("AAA") to submit a panel of seven (7) qualified and available arbitrators,

providing a copy of such request contemporaneously to the other party and pay any necessary fee to obtain such a panel.  Within ten (10) work days after receipt of the panel, the parties shall alternately strike names from the panel, beginning with the party requesting the arbitration, until the name of the arbitrator is thus chosen.  The request for an arbitral panel shall be deemed to have been made upon mailing it to AAA.  If the party

responsible for requesting the arbitral panel from AAA fails to do so within the ten (10) day period prescribed for the

submission of such request, the other party shall have the right to request the panel and select the arbitrator from among any of the names on the panel obtained from AAA.  If either party fails or refuses to participate in the arbitrator selection process in such a manner as to assure that it is completed within the

aforementioned ten (10) day period allotted for the process, the other party shall have the right to designate the arbitrator from among those on the panel who have not been previously stricken by one of the parties. The arbitrator shall be notified of his selection by a joint letter from the Company and the Union requesting that he set a time and place for the hearing, subject to the availability of the Company and Union representatives, and the letter shall specify the issue(s) to the arbitrator.  Any grievance as to which the arbitration hearing is not completed within six (6) months after selection of the arbitrator shall be deemed finally determined on the basis of the Company's final response in Step 3 of the grievance procedure unless the failure to complete the hearing within such period is solely the product of either: (a) the Company's refusal to make its representative available to attend the hearing in that period; or (b) the

unavailability of the arbitrator on any dates within such period.

If the failure to complete the hearing within six (6) months is solely the result of the Company's refusal to make its

representative available on any dates within such period, the

Company shall be deemed to have waived all defenses to the issue of liability, leaving only the issue of appropriate relief to be determined by the arbitrator.



5.          The arbitrator so appointed shall conduct a hearing

and render his decision, in writing, with all reasonable

promptness.  Any decision rendered by an arbitrator appointed hereunder shall be final and binding upon the Company, the Union,

and the employee or employees involved on matters that are the proper subject of arbitration hereunder.



6.          Any arbitrator appointed under the provisions of this

Article shall consider and decide only the particular issue(s)

presented to him in writing by the Company and the Union, and his decision and award shall be based solely upon his interpretation of the meaning or application of the express terms of this

Agreement to the facts of the grievance presented.  If the matter sought to be arbitrated does not involve an interpretation of the express terms of this Agreement, the arbitrator shall so rule in his award and the matter shall not be further entertained by the arbitrator.  The arbitrator shall have no right to amend, modify,

nullify, ignore, add to or subtract from the provisions of this Agreement. The arbitrator shall have no authority to overturn or modify any action of the Company unless the Union shows by clear and convincing evidence that such action was violative of the express terms of this Agreement or was arbitrary and capricious or, in any case involving disciplinary action taken against an employee, either that the employee did not commit the act on which the disciplinary action was based or that the Company's action against the employee was arbitrary and capricious.


7.          The compensation and expenses of the arbitrator, and

other expenses mutually agreed to in advance, shall be borne equally by the Company and the Union.



8.          Employees losing time as a result of participation in

arbitration proceeding sunder this Article, shall be made whole by the party on whose behalf they appear.



9.          A grievance initiated by either the Company or the

Union, involving the interpretation or application of this

Agreement, may be commenced at the Step 3 level, as set forth above, by the filing of such grievance in writing with the other party within ten (10) work days after the party initiating the grievance has reason to believe that the other party has assumed a position inconsistent with the terms of this Agreement.  In the event of a grievance initiated by the Company, the written

grievance shall be accompanied by a request for a meeting with the Local President of the Union.  All rights, obligations and time limits for action by the Vice President Human Resources,

specified in Steps 3, 4 and 5 and Section 4 above, shall apply to the President of the Local Union in grievances initiated by the

Company, and all rights, obligations and time limits applicable to the Union or employee in Steps 3, 4 and 5 and Section 4, shall apply to the Company.



10.         If any steps or actions provided for in this Article

are not taken, appeals herein provided for are not taken or

filed, or notice is not given within the time limit specified for

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
such steps, actions, appeals or notice, then the grievance shall be deemed final and settled on the basis of the Company's last reply.  If the Company's reply is not timely given at any stage in the grievance procedure, then the grievance shall be deemed denied at the expiration of the time limit within which an answer is required and such denial may be appealed to the next step in the grievance procedure specified.  Any of the time limits

specified in this Article may be extended by mutual agreement between the parties.  Saturdays, Sundays, days on which the

Company facilities are closed for any part or all of the day due to inclement weather, and those holidays specified in Article XV of this Agreement shall not be included in the computation of time periods specified by this Article.



11.         In general, any investigation, discussion and

settlement of grievances shall be done during working hours,

provided however that no such activities shall be conducted in such a manner as to interfere in any way with Company operations without the prior, express permission of the Vice President Human

Resources or Plant Manager.



     SECTION 12.  The Company and the Union may, by mutual

agreement in writing, submit any unresolved grievance to

mediation under contract under the auspices of the New Jersey

Board of Mediation.  If the mediator in such a case is unable to arrive at a mediated settlement that is acceptable to both

parties, the parties shall request that he or she issue a written

"Mediator's Recommendation," which shall be final and binding on both parties as to the case in which it is issued but shall have no precedential effect and shall not be admissible for any

purpose in any future cases.  In any case in which the parties agree to mediation, they shall be deemed to have waived any right to arbitration to which they might otherwise have been entitled pursuant to the terms of this Agreement.  The fact that a party declines to agree to mediation in a particular case shall not be admissible for any purpose in that or any other case.

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

XIV.   VACATIONS

1.          All employees covered by this Agreement shall be

eligible for paid vacations according to the following schedule with the length of an employee's continuous service being

calculated from the anniversary date of hire:



     Less than
     Two (2) years of continuous service               One   (1) week

     After
     Two (2) years of continuous service               Two   (2) weeks

     After
     Five (5) years of continuous service              Three (3) weeks

     After
     Ten (10) years of continuous service              Four  (4) weeks

     After
     Fifteen (15) years of continuous service          Five  (5) weeks


Employees shall accrue vacation rights each year at the rate of one twelfth (1/12) of the total amount of the employee's vacation eligibility under this Section for each month he or she works or is on vacation or paid leave provided for in Article XXII of this

Agreement.  For purposes of this Section, an employee shall be considered to have worked a month, and therefore to have earned vacation accrual credit, if he actually works or is on vacation or Article XXII paid leave for at least one hundred (100) hours in that month.  Accrual will begin on January 1 of each year or,

in the case of employees who are hired or return to work after

January 1, on the date the employee begins work.  Accrual rate increases provided for in the schedule set forth above shall become applicable on January 1 of the year of the anniversary date on which the employee will reach the amount of continuous service making him eligible for an increased amount of vacation.

Any accrued vacation not taken before December 31 of the year following the year in which it accrued shall be lost, and in no event will an employee be entitled to receive pay in lieu of vacation except where the employee is laid off or leaves the

Company's employ with accrued and unused vacation, or where the employee is prevented from taking properly scheduled vacation by a Company requirement that he cancel such scheduled vacation and he is unable to reschedule the vacation to be taken before the end of the year.  Employees with less than five (5) years of service shall be entitled to take vacation only to the extent that it has accrued.  Beginning in the calendar year after

completing four (4) years of continuous service with the Company and subject to the provisions of Section 3 of this Article,

however, employees shall be entitled to take up to one-half of the vacation that they will be eligible to accrue during the calendar year at any time prior to July 1 of that year.  Such employees shall be entitled to take up to the full amount of vacation that they will be eligible to accrue during the calendar year at any time after June 30 of that year.  In the event the employee fails to work the entire year (including, without

limitation, because of being discharged, suspended, or laid off,

or because of going on disability or a leave without pay status),

any pay received by the employee for vacation not accrued at the time the employee leaves the active workforce shall be deducted from the employee's paycheck for the final pay period preceding the employee's ceasing or interrupting work.  If the employee's final paycheck is in an amount insufficient to reimburse the

Employer for the amount of unaccrued vacation previously taken,

the employee shall pay the Employer the difference on or before his final day at work.



2.          Eligible employees who take vacation in a week when

they are scheduled to work an eight (8) hour shift shall receive as vacation pay eight (8) times the employee's straight time hourly rate for each day of vacation.  Vacation payment shall be made the last scheduled pay day before Eligible employees taking vacation in a week in which they are scheduled to work four (4) or more ten (10) hour days shall receive vacation pay for each day of vacation equal to the amount of pay they would have

received had they worked the scheduled ten (10) hours on that day.



3.          Accrued vacation may be taken at any time during the

calendar year, except that newly hired employees shall not be entitled to take vacation or receive pay in lieu of vacation until after successful completion of their probationary period.

However, the employee must obtain permission to schedule any vacation from the Company at least one (1) month before the

scheduled departure date.  The Company will not unreasonably withhold its permission, but retains discretion to deny an

employee's request if it is deemed inconsistent with production requirements or the Company's overall interests of ensuring

regulatory compliance and product quality and integrity, and maximizing productivity, efficiency and safety.  Subject to the foregoing, if two or more employees request the same vacation period and the Company deems it inadvisable for all of such

employees to be out on vacation at the same time, the employee or employees with greater seniority shall be given preference.



4.          Vacation must be taken in no less than eight hour

blocks, or in the case of employees taking vacation on a day when they would have been scheduled to work ten (10) hour shifts, in ten-hour blocks.



5.          The Company will maintain a record of all vacation

time used by an employee and provide updated information

regarding the amount of vacation taken and accrued to employees on request.  If the Company acquires the payroll accounting

capability to provide periodic information of the employees'

vacation account balances on payroll stubs or through other means without incurring substantial additional expense during the term of this Agreement, it shall do so.

XV.    HOLIDAYS AND HOLIDAY PAY

1.          Full-time and regular part-time employees shall be

eligible for holiday pay.  Eligible full-time employees will be credited with eight (8) hours (or ten (10) hours in the case of employees who would have been scheduled to work a ten (10) hour shift but for the holiday) worked on holidays enumerated in

Section 2 below, provided they have passed their probationary period.  Holiday pay for eligible part-time employees shall be prorated on the basis of the average daily straight-time hours they are regularly scheduled to work in the week in which the holiday falls. Otherwise eligible employees shall not receive holiday pay (or be credited with hours worked) under the

following conditions:



          (a)       An employee who has an unexcused tardiness or who is

     absent on the work day or part of the work day preceding or following the holiday, except for employees absent because of serious illness or serious accident for no more than five (5)

     working days prior to or following the holiday.



          (b)       Employees who are off on a personal leave of absence.


          (c)       Employees on suspension or disciplinary layoff.

          (d)       The employee who would not normally be scheduled to

     work and who would not normally work on such day in any event.



2. The following days shall be considered holidays under this Agreement:

          New Years Day                      Thanksgiving Day

          Martin Luther King's Birthday      Day after Thanksgiving

          Presidents' Day                    Christmas Eve

          Memorial Day                       Christmas Day

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
          July 4th                           Day before New Year's Day

          Labor Day                          Employee's Birthday



     Religious holidays shall be permitted to be celebrated

without pay and employees shall not be penalized for their

absence on such days.



3.          Subject to the limitations set forth in Article 4,

Section 3, work performed on holidays shall be paid at the rate of time and one-half (1/2) the employee's regular rate in

addition to the holiday pay.



4.          If a holiday falls within an employee's vacation,

such employee shall be paid holiday pay for the holiday in

addition to his vacation pay, or shall receive an extra day of vacation, as agreed by the Company and the employee.



5.          Except as otherwise provided in Article IV, Section 2

of this Agreement, holiday pay for an employee entitled thereto shall be computed on the basis of eight (8) times the employee's average straight time hourly earnings in the last calendar

quarter ending immediately prior to the particular paid holiday.

Overtime premium payments, holiday payments, vacation payments and all other non-working time payments shall be excluded from the holiday computation.



6. All holidays falling on a Sunday shall be celebrated on the following Monday.


7.          All holidays falling on a Saturday shall be

celebrated on the preceding Friday.

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

XVI.   WAGE INCREASES

1.             (a)  Effective April 1, 1996, all employees in the

     Chemical Operator II, Maintenance Mechanic, Machine Mechanic,

     Chemical Operator I, Set-Up Mechanic, and QA Inspector

     classifications will receive a wage increase of $1.20 per hour;

     all employees in the Licensed Trailer Truck Driver, Line

     Technician, and Supplier/Material Handler classifications will receive a wage increase of $1.00 per hour; and all employees in the Packer and Porter classifications will receive a wage

     increase of $0.50 per hour.



               (b)  Effective April 1, 1997, all employees in the

     Senior Manufacturing Operator, Chemical Operator II,

     Maintenance Mechanic, Machine Mechanic, Chemical Operator I,

     Set-Up Mechanic, and QA Inspector classifications will

     receive a wage increase of $0.50 per hour; all employees in the Licensed Trailer Truck Driver, Line Technician, and

     Supplier/Material Handler classifications will receive a

     wage increase of $0.40 per hour; and all employees in the

     Packer and Porter classifications will receive a wage

     increase of $0.30 per hour.



               (c)  Effective April 1, 1998, all employees in the

     Senior Manufacturing Operator, Chemical Operator II,

     Maintenance Mechanic, Machine Mechanic, Chemical Operator I,

     Set-Up Mechanic, and QA Inspector classifications will

     receive a wage increase of $0.50 per hour; all employees in the Licensed Trailer Truck Driver, Line Technician, and

     Supplier/Material Handler classifications will receive a

     wage increase of $0.40 per hour; and all employees in the

     Packer and Porter classifications will receive a wage

     increase of $0.30 per hour.

               (d)  Effective April 1, 1999, all employees in the

     Senior Manufacturing Operator, Chemical Operator II,

     Maintenance Mechanic, Machine Mechanic, Chemical Operator I,

     Set-Up Mechanic, and QA Inspector classifications will

     receive a wage increase of $0.50 per hour; all employees in the Licensed Trailer Truck Driver, Line Technician, and

     Supplier/Material Handler classifications will receive a

     wage increase of $0.50 per hour; and all employees in the

     Packer and Porter classifications will receive a wage

     increase of $0.30 per hour.



               (e)  Effective April 1, 2000, all employees in the

     Senior Manufacturing Operator, Chemical Operator II,

     Maintenance Mechanic, Machine Mechanic, Chemical Operator I,

     Set-Up Mechanic, and QA Inspector classifications will

     receive a wage increase of $0.50 per hour; all employees in the Licensed Trailer Truck Driver, Line Technician, and

     Supplier/Material Handler classifications will receive a

     wage increase of $0.50 per hour; and all employees in the

     Packer and Porter classifications will receive a wage

     increase of $0.50 per hour.



2.          The Company shall have sole and unrestricted

discretion with respect to establishing new job classifications,

revising old job classifications and/or combining job

classifications, and establishing the hourly rates of pay for employees who perform work therein.  In the event the Company determines that revision or combination of an old job

classification warrants a reduction in the hourly rates of

employees in the positions affected by a revision or combination,

and in all cases in which the Company establishes a new job

classification, the Company shall propose the new rate to the

Union at least two (2) weeks before it is scheduled to go into effect and the parties shall negotiate in good faith in an effort to reach agreement on the new rate.  In the event the Union

believes that the hourly rates of jobs affected by a

classification revision or combination should be increased, the

Union shall propose a new rate and the parties shall negotiate in good faith in an effort to reach agreement on the rate.  If the parties reach impasse during the term of this Agreement in

negotiations regarding wage rate changes entered into pursuant to this Section, the Company shall have the right to implement

unilaterally its final offer.  The Union has the right to grieve this decision pursuant to the terms of Article XIII of this

Agreement.  In the event the Union grieves the Company's

implementation of its final offer, and the Company later agrees or an arbitrator rules that a different rate should apply, such revised rate shall be applied retroactively to the date of the

Company's unilateral implementation of its final offer put forth in the original negotiations.



3.          The Company shall have the right to establish hourly

rates of pay for various jobs, and to revise or otherwise change such hourly rates, but in no event shall any rate be revised downward, except as provided above in Section 2 of this Article.



4.          The Company shall negotiate with the Union, the rate

of all newly created jobs, prior to posting a bid or interviewing potential candidates.



5.          The parties agree that there will be one rate of hire

in each classification for new employees.



6.          As noted in the schedules set forth below in

Section 8 of this Article, employees shall receive the general wage increase and incremental wage increases in progression until they reach the maximum rate.



7.          JOB DESCRIPTIONS:  The Company has sole and

unrestricted discretion to determine whether and when written job descriptions for bargaining unit jobs need to be revised or

updated.  Whenever such job descriptions are revised or updated,

the Company shall promptly
provide the Union with copies of the

new descriptions.  The Union has the right, within twenty (20)

workdays after receipt of the new job descriptions, to submit written suggestions for changes in such job descriptions (with explanations of the rationales for any such suggestions) that it believes the Company should consider.  The Company shall consider any such suggestions offered by the Union in good faith.  If the

Company declines to accept any such suggestion and there remains a dispute as to whether, without the suggested change, the job description in question accurately describes the content of the job that is its subject, the Union may process the dispute

through the grievance and arbitration procedure prescribed in

Article XIII of this Agreement.

8.          WAGE RATES:  The wage rates applicable to positions

covered by this Agreement shall be as follows:



Senior Manufacturing Operator

               Effective   Effective    Effective   Effective    Effective
                4/1/96      4/1/97       4/1/98      4/1/99       4/1/00

                $18.20      $18.70       $19.20      $19.70       $20.20


To be eligible to bid on Senior Manufacturing Operator internship position openings, employees must, at the time of their submission of a bid on such openings, be currently employed as a Chemical Operator I, Chemical Operator II, or a Machine Mechanic, and have worked for at least one (1) year and demonstrated proficiency in one or more of the five (5) production disciplines in which Senior Manufacturing Operators are expected to demonstrate and maintain a high level of proficiency (i.e., Compounding, Tableting, Coating, Encapsulation, and Packaging). Employees who successfully bid on Senior Manufacturing Operator internships shall receive a $0.25/hr. increase upon moving into an internship assignment or within fifteen (15) days of receiving the bid, whichever occurs first. Upon becoming certified as proficient in two (2) of the Senior Manufacturing Operator disciplines, interns shall receive an additional $0.25/hr. increase in their wages. Additional increases in the amount of $0.50/hr, would occur for interns who become certified as proficient in the third and fourth disciplines. Upon certification of an intern's proficiency in the fifth of the five
(5) disciplines in which Senior Manufacturing Operators must demonstrate proficiency, employees shall begin to receive the appropriate full Senior Manufacturing Operator rate specified above. The probationary period prescribed in Article XXIX of this Agreement shall apply upon an employee's initial assignment to a Senior Manufacturing Operator internship and at each assignment to a new discipline during the employee's internship.

Maintenance Mechanic
               Effective   Effective    Effective    Effective    Effective
                4/1/96      4/1/97       4/1/98       4/1/99       4/1/00

                $16.35      $16.85       $17.35       $17.85       $18.35


Chemical Operator II
               Effective    Effective   Effective    Effective    Effective
                4/1/96       4/1/97      4/1/98       4/1/99       4/1/00

Maximum Rate    $16.20       $16.70      $17.20       $17.70       $18.20


The number of Chemical Operator II positions, if any, on each shift and in each department shall be determined by the Company in its sole and unrestricted discretion.



Machine Mechanic

               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00

Rate            $15.30       $15.80       $16.30       $16.80       $17.30

Chemical Operator I

               Effective    Effective    Effective    Effective    Effective
                 4/1/96      4/1/97       4/1/98       4/1/99       4/1/00





Start            $12.70      $13.20       $13.70       $14.20       $14.70



After 3 months from

Date of Hire     $13.20      $13.70       $14.20       $14.70       $15.20



After 6 months from

Date of Hire     $13.70      $14.20       $14.70       $15.20       $15.70



After 9 months from

Date of Hire     $14.20      $14.70       $15.20       $15.70       $16.20



After 12 months from

Date of Hire     $14.70      $15.20        $15.70      $16.20       $16.70



Employees designated by the Company as Special Materials

Operators shall be paid a premium for all time spent working in such capacity of ten (10) percent above the otherwise applicable rate for a Chemical Operator.

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

Set-Up Mechanic
               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00


Start           $13.50       $14.00       $14.50       $15.00       $15.50

After 3 months from
Date of Hire    $14.15       $14.65       $15.15       $15.65       $16.15

After 6 months from
Date of Hire    $14.90       $15.40       $15.90       $16.40       $16.90


Quality Assurance
               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00

Start           $12.35       $12.85       $13.35       $13.85       $14.35

After 3 months from
Date of Hire    $12.70       $13.20       $13.70       $14.20       $14.70

After 6 months from
Date of Hire    $13.05       $13.55       $14.05       $14.55       $15.05

After 9 months from
Date of Hire    $13.40       $13.90       $14.40       $14.90       $15.40

After 12 months from
Date of Hire    $13.75       $14.25       $14.75       $15.25       $15.75

Line Technician
               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00

Start           $11.90       $12.30       $12.70       $13.20       $13.70

After 3 months from
Date of hire    $12.25       $12.65       $13.05       $13.55       $14.05

After 6 months from
Date of hire    $12.65       $13.05       $13.45       $13.95       $14.45

After 9 months from
Date of hire    $12.95       $13.35       $13.75       $14.25       $14.75

After 12 months from
Date of hire    $ 13.30      $13.70       $14.10       $14.60       $15.10

Shipping, Receiving, Supplier and Material Handler
               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00



Start           $11.40       $11.80       $12.20       $12.70       $13.20

After 3 months from
Date of Hire    $11.75       $12.15       $12.55       $13.05       $13.55

After 6 months from
Date of Hire    $12.15       $12.55       $12.95       $13.45       $13.95

After 9 months from
Date of Hire    $12.45       $12.85       $13.25       $13.75       $14.25

After 12 months from
Date of Hire    $12.80       $13.20       $13.60       $14.10       $14.60

Material Handler Truck Drivers shall be paid at a rate fifty cents ($0.50) per hour higher than those otherwise applicable to employees in the Shipping, Receiving, Supplier, Material Handler

classification.

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

Packers
               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00


Start           $9.15        $9.45        $9.75        $10.05       $10.55

After 3 months from
Date of Hire    $9.65        $9.95        $10.25       $10.55       $11.05

After 6 months from
Date of Hire    $10.15       $10.45       $10.75       $11.05       $11.55

After 9 months from
Date of Hire    $10.65       $10.95       $11.25       $11.55       $12.05

After 12 months from
Date of Hire    $11.15       $11.45       $11.75       $12.05       $12.55


Porter
               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00


Start           $8.90        $9.20        $9.50        $9.80        $10.30

After 3 months from
Date of Hire    $9.40        $9.70        $10.00       $10.30       $10.80

After 6 months from
Date of Hire    $9.90        $10.20       $10.50       $10.80       $11.30

After 9 months from
Date of Hire    $10.40       $10.70       $11.00       $11.30       $11.80

After 12 months from
Date of Hire    $10.90       $11.20       $11.50       $11.80       $12.30


Licensed Tractor Trailer Driver
               Effective    Effective    Effective    Effective    Effective
                4/1/96       4/1/97       4/1/98       4/1/99       4/1/00

                $14.50       $14.90       $15.30       $15.80       $16.30

      Any employee who was classified as a Labeler as of June 30,

1989 shall continue to have his/her rate RED circled.  All

Porters hired prior to July 1, 1989 shall continue to be paid at the Supplier/Material handler rate.


     SECTION 9.  HOLIDAY BONUS:  The Company shall pay a holiday bonus to all nonprobationary employees beginning in December of

1996.  The amount of the bonus shall be $200.00, with prorated lesser amounts for employees who have worked less than the full calendar year preceding the date on which the bonus is to be paid.  The bonus checks prescribed in this Section shall be

distributed to eligible employees on or before December 15 of each year.


XVII.       HEALTH AND WELFARE

1.          The Company agrees to make available to its regular

full-time employees (and their dependents) covered by this

Agreement who are actively employed, Health and Welfare coverage with the OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION,

LOCAL 8-149 Welfare Plan, which shall include dental insurance coverage with a benefit of up to $1,250 per employee per year.

For the remainder of the term of this Agreement, the Employer contribution shall be 20.6% of gross payroll straight time

excluding overtime, unused sick pay and unused vacation pay.

This rate shall, however, be adjusted to cover any changes in premium charges to the Union by its providers during the first four years of this Agreement up to a maximum aggregate increase of thirty percent (30%) over the premium levels in effect on the effective date of this Agreement, and for any increase of up to seven percent (7%) in the fifth and final year of this Agreement.

The Employer shall calculate such contribution for any employee who actually works and/or is paid time for vacation, Article XXII sick leave and/or holidays for a total in excess of one hundred

(100) hours in any calendar month, as if said employee had worked all scheduled straight
time in that month.  The contribution on behalf of any employee whose total paid time for time worked is equal to or less than one hundred (100) hours shall be calculated on a pro-rated basis by multiplying the amount of a full contribution by the ratio derived by dividing the amount of the employee's paid time in that month by the total amount of scheduled straight time in that month, plus any paid holiday time for which the employee would have been eligible if he had actually worked all scheduled

straight time.



2.          EMPLOYEES' ELIGIBILITY:  Full-time employees covered

by this agreement are eligible upon completion of one hundred twenty (120) days of continuous active service.  Full-time

employees are defined as those employees completing 2,080 hours of service in a calendar year.  Part-time employees are defined as those employees completing at least 1,560 hours of service in a calendar year.



3.          The Employer shall contribute to the Oil, Chemical

and Atomic Workers International Union, Local 8-149 Welfare Plan

for those eligible employees who are on family or medical leave pursuant to the terms of Article IX, and for employees who are on disability and workers' compensation for a maximum period of six

(6) months.



XVIII.      CHECKOFF

     In a manner and to the extent permitted by law, the Company agrees to deduct each month from the wages of each of its

employees who are members of the Union and who have voluntarily authorized same, the prescribed union dues and initiation fees,

and to remit the same monthly to the Union.  Each authorization shall be in writing, signed by the employee, and shall be

delivered by the Union to the Company.  The Union agrees to

indemnify and save the Company harmless from any and all claims and/or disputes arising out of the Company's actions in

compliance with this provision.

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

XIX.   RELOCATION


     In the event the Company shall at any time move its

operations from its present location to any other place within a radius of 100 miles, the employees in service with the Company at the time of such move shall be offered a opportunity for

employment in the new location, and this Agreement shall continue in full force and effect and shall be applicable to such

employees in the new location, provided, however, a majority of the employees so offered employment relocate and are employed with the Company at the new location.



XX.    UNION SECURITY

1.          It shall be a condition of employment that all

employees of the Employer covered by this Agreement who are

members of the Union in good standing on the effective date of this Agreement shall remain members in good standing, and those current employees who are not members on the effective date of this Agreement, shall, on the thirty-first (31st) day thereafter,

become and remain members in good standing in the Union.  It shall also be a condition of employment that all employees

covered by this Agreement and hired after the effective date of this Agreement, shall, on the thirty-first (31st) day after said hiring date, become and thereafter remain members in good

standing in the Union.



2.          Upon written notice from the Union, the Employer

shall discharge any employee not a member in good standing as defined under the National Labor Relations Act, as amended.



XXI.   UNION REPRESENTATION AND STEWARDS


1.          (a)  The establishment of a Union Committee composed

of not more than three (3) members, which shall also serve as the

Grievance Committee and the establishment of a Steward

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
system is agreed to by the Company.  The Union shall be permitted to have two (2) alternate stewards.



          (b)       Representatives of the International Union shall be

permitted to assist the Committee at all times, provided that such representatives shall accord at least forty-eight (48) hours advance notice to the Company's Vice President Human Resources of any need for access to Company facilities, respect and observe any applicable sign-in and site security rules, and refrain from interfering with or impeding Company operations or the work of any employee.  In cases of emergency, the Union may request and the Vice President Human Resources may permit access to Company premises on less than forty-eight (48) hours notice.  Such

permission shall not be unreasonably denied.



          (c)       In the event the Company establishes a second shift,

there shall be one (1) steward employed on the second shift and the Union shall be permitted to have one (1) alternate steward on said shift.



          (d)       The Chief Steward and Stewards shall be allowed two (2)

hours off, without pay, four (4) times a calendar year, for the purpose of attending Union Educational and Training Sessions related to the performance of their responsibilities as stewards at Barr Laboratories.



          (e)       The Department Stewards will be expected to perform on

a full-time basis the responsibilities of the jobs to which they are assigned in the bargaining unit.  Management will allow them a reasonable amount of time away from their duties (up to a

maximum of four (4) hours per week) to handle union business,

provided a request for such excused time is made and approved in advance by the Vice President Human Resources or Plant Manager

and the proposed scheduling of

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

the release time requested will

not significantly interfere with or impair the Company's overall interests of ensuring regulatory compliance and product quality and integrity, and maximizing productivity, efficiency and

safety.  The Chief Steward shall be expected to perform on a full-

time basis the responsibilities of a bargaining unit position,

except that he will be granted a total of twelve (12) hours per week to handle Union business, to be scheduled in advance in at least four (4) hour blocks at times that are mutually agreeable to the Company and the Union, and which may be changed no more frequently than quarterly.  In the event of extraordinary need,

the Vice President Human Resources may, in her sole and

unrestricted discretion, grant a request of the Chief Steward for release time in addition to the weekly period(s) regularly set aside for Union business pursuant to the terms of this Section.

The Chief Steward's bargaining unit work will be scheduled to be performed on a Monday through Friday schedule.  The Chief Steward shall be eligible for overtime assignments on the same basis as other similarly situated employees in his classification and so long as he confines his handling of Union business to the

prearranged twelve (12) hour schedule prescribed above, such hours shall be treated as time worked for purposes of eligibility for overtime premium pay as provided for in Article IV, Section 3 of this Agreement.  All employment conditions applicable to the

Chief Steward under this Section shall also apply to the Unit

Secretary.



     SECTION 2.  The Company will make available for the

exclusive use of the Union at least one (1) office with a

telephone and a reasonable amount of file space.



     SECTION 3.  Department Stewards shall be allowed up to three and one-half (3.5) hours of unpaid leave to attend each quarterly meeting of the Union.  The amount of such leave will vary based on the individual shift schedule of each Steward, but shall not exceed three and one-half (3.5) hours for any Steward.  If shift schedules should change in such a manner during the term of this

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
Agreement as to make the aforementioned amount of release time clearly inadequate to permit attendance at the quarterly

meetings, the Company and the Union will meet to work out a

reasonable accommodation of their respective interests.

Notwithstanding any other provision of this Agreement, the

Company reserves the right to deny any Department Steward's

request for leave to attend any one or more quarterly meetings because of unusual work related problems that would significantly affect productivity, efficiency, quality or regulatory

compliance, although the Company acknowledges that it expects such instances to be rare.  The Union will provide the Company with a schedule of its quarterly meetings in January of each calendar year.  Each Department Steward shall be responsible for confirming with his or her Supervisor the time and dates of any release requirements pursuant to this Section one (1) week prior to the scheduled quarterly meeting with respect to which leave is requested.



XXII.       SICK LEAVE, PERSONAL DAYS, LONGEVITY DAY



1.          The Company agrees to continue, for the life of this

Agreement, its current policy of paid sick leave.  Each employee employed eight (8) months or more, shall be entitled to five (5)

days of paid sick leave per calendar year.



2.          New employees shall be eligible to receive paid sick

leave at the rate of one (1) day for each two (2) months of

employment to commence after the employee's eighth (8th) month of employment, but not retroactively.



3.          Employees not using all or any of the five (5) paid

sick days shall have the option of receiving unused sick pay on or about December 15th of each calendar year, or banking up

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

to five (5) days for use in the following year.  The number of paid sick days an employee has available shall not affect charging of occurrences under the Company's attendance policy.



4.          Sick days may be used in four (4) hour blocks, but

not less, except that employees assigned to work ten (10) hour shifts must use their sick days in blocks of not less than five

(5) hours.



5.          The Company will maintain a record of all sick leave

and personal time used by the employee and provide updated

information regarding the amount of sick leave taken and accrued and unused personal and longevity days to employees on request.

If the Company acquires the payroll accounting capability to provide such information periodically on payroll stubs or through other means without incurring substantial additional expense during the term of this Agreement, it shall do so.



6.          PERSONAL DAYS:  In order to qualify for one (1)

personal day per contract year, the following conditions must be met by an employee:



          (a)       The employee must give 3 working days advance notice to

     department supervisor as to which day is to be taken as a

     personal day, and



          (b)       The personal day cannot be added to the employee's

     vacation period, and


          (c)       The personal day cannot be taken during a week of a

     holiday, nor shall it be taken on a working day before or after a holiday.



          (d)  The personal day may be used in four (4) hour

     blocks, or in five (5) hour blocks in the case of

     employees assigned to work ten (10) hour shifts.  The

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
     above conditions must be met for an employee to take

     the personal day in four (4) or five (5) hour blocks

     unless a personal emergency exists.



     If all the above conditions are met, said personal day may be taken at the employee's option.



     Subject to the foregoing conditions, employees who have been employed by Barr for five (5) or more consecutive years,

     shall be entitled to take one (1) additional personal day

     per year.



7.          LONGEVITY DAY:  Those employees who have attained ten

(10) years of service or more shall receive a personal day off with pay as a longevity day.  Said employee must give one (1)

week's notice to his Supervisor before taking such day:  If there is any limitation on the number of people taking the longevity day at a particular time, seniority shall apply.  The longevity day must be taken as a day, not less.



XXIII.      SHIFT DIFFERENTIAL

     In the event the Company establishes a second shift, there shall be a ten percent (10%) shift differential paid to each employee employed on said second shift.  In the event the Company establishes a third shift, there shall be a fifteen percent (15%)

shift differential paid to each employee employed on said third shift.



     The differential for the shift starting at midday (Example:

11:30 a.m. to 8:00 p.m.) shall be eight percent (8%).



XXIV.       REPORTING AND CALL-IN PAY


1.          REGULAR WORK (REPORTING TIME):  Any employee who

reports to work unless otherwise previously notified eight (8)

hours prior to starting time by the Company shall

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
receive four (4) hours work or pay for that day.  If in the course of the day an employee is sent home because of lack of work, and has completed at least four (4) hours of work, or five (5 hours work if he is assigned to work a ten (10) hour shift, he shall be paid for the remainder of his shift.



2.          EMERGENCY WORK (CALL-IN):  When an employee is called

for emergency work, has completed his regular eight (8) hour shift, and is eligible under Article IV for overtime pay, he shall be paid a minimum of four (4) hours pay at the rate of time and one-half (1-1/2).  If, upon completion of the first four (4)

hours of work on the emergency job the employee is required to stay over for additional work, he shall be paid a minimum of an additional four (4) hours pay at the rate of time and one-half (1-

1/2).




XXV.   SAFETY AND HEALTH

1.          The Company shall assume the responsibility imposed

in accordance with State Workers Compensation Laws for employees who suffer injury or disease resulting from conditions on the job.



2.          No employee shall knowingly be permitted to work on a

job which poses a recognized health hazard (including any

medically demonstrated sensitivity that would make continued

exposure to a substance with which he comes into contact in the performance of his assigned job duties where continued exposure to the substance would be detrimental to his health) unless

effective control measures (i.e., engineering and/or

administrative controls and, where appropriate, personal

protective equipment) have been provided.  No employee shall knowingly perform any unsafe act that presents a danger either to the employee or to others.  In the event that an individual

cannot perform a specific job function due to illness, injury or physical sensitivity to substances present in the workplace, that individual will be given suitable alternative work, if such work is available, provided

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
the employee provides the Company with a

statement from his physician confirming that, despite the

limitation that precludes him from performing his normal job functions, he is fit to perform the job functions of the

available alternative work.  In addition, the Company may, in its sole and unrestricted discretion, require that any employee

claiming to have a job related illness or injury or a physical sensitivity that interferes with or precludes his performance of the normal responsibilities of his position submit to an

examination by a physician chosen and paid for by the Company for the purpose of obtaining independent medical verification of the condition and any work limitations resulting from it.  In the event no alternative work is available, "bumping" shall apply unless the Company determines in its discretion that allowing the employee to exercise "bumping" rights would be inconsistent with the Company's overall interests of ensuring regulatory compliance and product quality and integrity, and maximizing productivity,

efficiency and safety.  Employees who are transferred or bump into positions pursuant to this Section that have lower wage rates than their usual jobs shall be compensated at the higher rate for one (1) month, and will thereafter be compensated at the lower rate.



3.          The Company shall make available annually, to all

employees, a physical examination and pay for same.  The Health and Safety Committee will help determine the protocol for

physical examinations.  The Company shall inform the Union of any changes in the physicians or medical group performing the

physicals.  In addition to annual physical examinations, all employees shall be required to participate and cooperate fully in all medical surveillance programs deemed by the Company to be necessary for compliance with applicable provisions of the Code of Federal Regulations or other regulatory provisions, or any other medical surveillance approved by the Health and Safety

Committee.

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



4.          The Company shall institute and maintain all

necessary precautions for safeguarding its employees against conditions that the Company knows or should know are likely to be harmful their health and safety.  Both the Company and the Union recognize their mutual obligation to assist in the prevention,

correction, and elimination of all unhealthy and unsafe working conditions and practices.



5.          There shall be established a joint labor-management

Health and Safety Committee consisting of two Union and two

Company representatives.  It shall hold meetings eight (8) times per year at times and places mutually convenient and agreeable to the representatives of the Union and the Company attending and scheduled by or before December 31 of the year prior to the year in which the meetings are to be held.  The purpose of such

meetings shall be to consider, review and/or provide

recommendations for workplace conditions and health and safety related practices.  Members of the Committee shall also conduct monthly tours of the Company's manufacturing facilities with advance notice to and in cooperation with plant and departmental

Management.  Findings from these tours shall be reviewed at the regular meetings of the Committee.  Union representatives shall be compensated at their regularly assigned wage rate for

reasonable time spent in connection with the work of the

Committee.



6.               Any employee who is injured on the job, and who

must miss time from work on the day of the injury and (or the following day) on the instructions of the Company physician or other physicians acceptable to the Company, will be paid special compensation pay up to the balance of the work day as well as the following day.  Any employee who receives compensation pay for this time period due to a claim from Workers' Compensation shall not be eligible for special compensation pay.

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

7.          At least once each year, the parties will undertake

an industrial hygiene survey in the plants performed by a

certified industrial hygienist mutually acceptable to the Company and the Union, and whose fee shall be paid by the Company.  A

Company representative and a Union representative shall accompany such hygienist at all times during any on-site inspection

activities.  An unedited report of the survey shall be submitted in writing to the Company and the Union.  At a mutually

established time, subsequent to the receipt of reports, the

Company and the Union will meet to review such reports and to consider the findings.  The parties may conduct a second survey in any year by mutual agreement.



8.          The Company and the Union agree that the Director of

OCAW's District Resource Center and the Company's Associate

director of Health and Safety shall meet and confer for the

purpose of developing a mutually acceptable protocol for a joint training program on health and safety awareness for Barr's

bargaining unit employees.  It is agreed that the curriculum and course content will be fully reviewed and approved in advance of any training sessions, that the training sessions will be in segments of no more than two (2) hours at a time and for a

cumulative total in any calendar year of no more than four (4)

hours, and that all such training sessions shall be scheduled at mutually agreeable times and in such a way as to minimize any disruption of the Company's production and any impact on the

Company's ability to ensure regulatory compliance, product

quality and integrity, productivity, efficiency and safety.  Any further health and safety training deemed necessary by Management will be provided by the Company.



9.          The Company will provide protective equipment

including waterproof boot coverings and outdoor clothing for employees as required.

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

10.         The Company will reimburse employees in departments

where required and applicable, up to Seventy Dollars ($70.00) for one pair of safety shoes upon completion of their probationary period.  Employees will also be reimbursed for the cost of

replacement safety shoes, up to a maximum of Seventy Dollars

($70.00) upon turning in worn out safety shoes previously paid for in whole or in part by the Company.



XXVI.       WASH UP TIME AND REST PERIODS

1.          There shall be a five (5) minute wash-up time in all

departments prior to the lunch period.



2.          For employees working an eight (8) hour shift, there

shall be a fifteen (15) minute rest period with the first four

(4) hours worked, and another fifteen (15) minute rest period within the second four (4) hours worked.



XXVII.      TUITION REFUND PLAN


     The Company will reimburse an employee for up to $1,500 per semester with a limit of two (2) semesters per contract year, for tuition costs only.



     The course to be taken must be related to the employee's

job.  All courses must be taken at an accredited school approved by the Company.  In order to qualify for this benefit, the

employee must apply to the Vice President Human Resources or her designee at least six (6) weeks prior to the date on which the tuition payment would be due, providing a detailed description of the course to be taken and identifying the institution offering

it.  Such applications may be denied if the Company determines,

in its sole and unrestricted discretion, either that the course is insufficiently related to the employee's job or that the

Company should not approve the school.

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

     It is further agreed that the employee in question must

attain a "B" average or better (or, in the case of approved

courses offered on a pass-fail basis, the employee must obtain a passing mark in the course); and if the employee fails to attain same, the Company will not reimburse such monies expended towards tuition costs.  Enrollment is subject to the Company's prior approval.



     It is further agreed that educational tuition shall be

available to all employees in the bargaining unit employed at least one (1) year or more.



XXVIII.     LOCKOUTS AND STRIKES

1.          The Union shall not call or authorize any strike,

work stoppage, slowdown, sit-in or any other interference with work, and the Employer shall not cause any lockout.  Where an unauthorized strike, work stoppage, slowdown, sit-in or any other interference with work occurs, the Union will make immediate efforts to return the strikers to their respective jobs, and shall request the strikers to cease any action which may affect production.  The Employer agrees, in consideration of the

performance of the Union of the aforesaid undertakings, to

absolve the Union, its officers or agents, of any liability by suit for damages for breach of contract, or of any kind or

character whatsoever.  It is distinctly understood and agreed that the Union will not be held liable for any unauthorized or outlaw strikes or the individual acts or actions of any employee or group of employees, so long as the Union faithfully discharges its duty as hereinbefore described to use its best efforts to discourage such acts and to bring about their early cessation.



2.          Should any employee or group of employees engage in

any strike, work stoppage, slowdown, sit-in or any other

interference with work, the Employer shall have the right to summarily discharge the aforesaid employee or groups of

employees.  In any such case, resort may

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
be had to the grievance

procedure under Article XIII of this Agreement only to determine the question of whether the disciplined employee did, in fact,

engage in the conduct of which he is accused.



3.          In the event the Union or any of its officers, agents

or members engage in conduct violative of Section 1 of this

Article, it is agreed that the Company may:



          (a)       Seek to enjoin such conduct in any appropriate State
     Court;


          (b)       Submit the matter to an arbitrator mutually agreed to

     by the Company and the Union or, in the absence of such

     agreement, an arbitrator chosen by the Company from a panel of five (5) arbitrators obtained from the American Arbitration

     Association; and



          (c)       Seek any other legal, equitable, administrative,

     judicial or contract remedies available to the Company under law.



XXIX.       BIDDING AND POSTING


1.          All job vacancies shall be posted on all bulletin

boards in all Company production facilities for three (3) days,

exclusive of Saturday, Sunday, and paid holidays provided for in

Article XV of this Agreement.  Qualifications will be determined by seniority and ability to perform the job.  The Company has sole and unrestricted discretion to determine who, among two (2)

or more qualified candidates is the best qualified to perform the work of the position in such a manner as to maximize the

contributions of the position to the Company's overall interests of ensuring regulatory compliance and product quality and

integrity, and maximizing productivity, efficiency and safety.

In evaluating the qualifications of candidates, the Company will take into full

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
consideration the employee's past performance,

demonstrated skills, disciplinary record, and over-all

competency.  Among equally qualified bidders, seniority shall control.



     An employee bidding on a job shall give the job bid to the

Human Resources Department which shall notify the chief steward as soon as bidding is closed.  The Company shall interview all bidders within five (5) working days from the end of the posting date.  Within three (3) days of the close of interviewing of bidders, or as soon as any labor-management dispute is resolved,

the Company shall notify the steward and award the bid.  Upon request by the steward, the Company will provide a written

explanation of why an employee was not awarded the job.



     Proficiency, aptitude, manual dexterity, and/or other

scientifically developed and validated testing developed in-house or from other sources will, to the extent deemed helpful by the

Company in its sole and unrestricted discretion, be administered to bidders to determine their suitability for training and

performance.  Such tests shall be related to those skills and qualifications necessary to the position.  Any employee who has previously worked for at least six (6) months and demonstrated proficiency in a position on which he seeks to bid shall not be required to take any mechanical aptitude test administered to other bidders for the job to demonstrate qualification for that job.  Discriminatory administration of tests will be subject to the Union Grievance procedure.  If the bidding employee fails the proficiency or aptitude test for the relevant position, that employee shall not be entitled to bid on that position or other positions requiring similar qualifications for a period of one

(1) year.



     In order to assist incumbent bargaining unit employees who for any reason anticipate that they may have difficulty in

performing well enough on aptitude tests utilized by the Company to determine qualifications of job bidders, the Company agrees that it will offer a basic skills training course

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
(covering reading and math skills) to all interested employees at least twice a year.  Attendance at such training course shall be

entirely voluntary, on the participating employee's own time, and uncompensated.



     In general, aptitude tests (designed to test a candidate's knowledge, skills and abilities for performance of job

functions), when administered, will be given to candidates prior to selection of an employee to fill a job and used to assess the candidate's capabilities for completing training and successfully performing the job.  Proficiency testing may be used to assess job knowledge at the preselection stage, where prior experience and/or specific job knowledge are prerequisites to selection for a job, or after the completion of training to assess whether the employee has acquired sufficient job knowledge through training to be able to perform the responsibilities of the job

successfully.  Testing for aptitude and proficiency will be

limited to testing for knowledge, skills and abilities necessary for successful job performance, and the Union agrees that

selection procedures meet this criterion if professionally

developed and validated in accordance with the Principles for

Validation and Use of Personnel Selection Procedures issued by the Society for Industrial and Organizational Psychology.

Further, tests that have been in recent use in the Company's employee selection procedures shall be presumed to meet this criterion until new, professionally developed tests are

available.



     A successful bidder must be transferred to his new position within fifteen (15) days.  If transfer to the new position takes longer than fifteen (15) days, he/she will in any event, be

entitled to the higher rate of pay (if a higher rate is otherwise applicable under the terms of this Agreement) effective fifteen

(15) days after an award.  An employee who successfully bids on a higher rated job will receive the 3-month rate for that job or their current rate, whichever is higher, and will progress

through the wage schedule thereafter.

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     In the event that none of the bidding employees are

qualified for the available position, the Company may go outside.



     Each employee shall be eligible for only one successful

lateral bid per year.  In addition, each employee shall be

eligible for only two (2) successful upgrade bids in a calendar year.  But, in no event, shall any employee be eligible for more than two (2) successful bids in one (1) calendar year.

Therefore, an employee who has successfully bid laterally shall be allowed only one (1) upgrade bid.



     If a bidding employee refuses an award, that employee shall not be entitled to bid on any other job for a period of one (1)

year.



     Any employee selected for a new position in accordance with this Article shall be on probation which will not last more than ninety (90) days, to demonstrate the necessary skill, ability and physical capability to learn and perform all aspects of the work in a satisfactory manner consistent with the Company's overall interests of ensuring regulatory compliance and product quality and integrity, and maximizing productivity, efficiency and

safety.  Such probationary period may be extended for an

additional thirty (30) days on mutual agreement between the Union and the Company.  At any time during the probationary day period the Company may elect to return the employee to his old job and is under no obligation to retain in the position an employee who has been determined by the Company to be unsatisfactory for any reason.



     In the event that an employee awarded a bid is not

successful during the probationary period (i.e., performance is deemed by the Company to be unacceptable or employee decides to return to previous position), the Company shall award the job to the next senior bidder whose name appears on the original bid list, assuming that such employee is deemed by the Company to be qualified for the
new position.  After exhausting those employees

deemed by the Company to be qualified on the original bid list,

the Company, in its sole and unrestricted discretion, may fill the position by hiring from among applicants from outside the

Company.



     Any employee who voluntarily returns to his old job during the probationary period shall not be eligible to bid on any new job for a period of twelve (12) months.



     New employees shall not be permitted to bid on any new job until they successfully complete their probationary period.




XXX.   CREDIT UNION CHECK-OFF

1.          In a manner and to the extent permitted by law, the

Company agrees to deduct each week from the wages of each of its employees who are members of the Union and who have voluntarily authorized same, the prescribed credit union deductions and to remit the same monthly to the Union.  Each authorization shall be in writing, signed by the employees, and shall be delivered by the Union to the Company.  The Union agrees to indemnify and save the Company harmless from any and all claims and/or disputes arising out of the Company's actions in compliance with this provision.



2.          The Company agrees to allow payroll deductions for

the Local 8-149 OCAW Federal Credit Union.  Such deductions, if elected by employee, are to be made on a weekly basis and

remitted on a monthly basis.



XXXI.       401(k) PLAN (EMPLOYEE SAVINGS AND RETIREMENT PLAN)

1.          The employees may elect to contribute two percent

(2%) of annual straight time wages and have the option of

contributing up to twelve percent (12%) of annual straight time


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
wages according to the by-laws of the plan.  The Company agrees to match at one hundred percent (100%) the first two percent (2%)

of each participating employee's annual straight time wages

contributed to the plan.



2.          The Company guarantees past service credit for

vesting purposes only for employees hired prior to July 1, 1983.

The minimum vesting schedule shall be as follows unless changed by Federal Regulations:



           20% after 1st year of service

           40% after 2nd year of service

           60% after 3rd year of service

           80% after 4th year of service

          100% after 5th year of service



If an employee quits or is terminated, he shall receive all of his contribution and interest earned pursuant to the above

schedule.



3.          An employee must be eighteen (18) years of age or

older in order to be eligible to participate in the employee

401(k) Plan.



4.          All employees hired before October 23, 1978 will

receive a one-time severance pay as follows:



          (a)       Two percent (2%) of their straight-time pay earned

     since they began working with Barr until July 1, 1983.

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

          (b)       Collect a lump sum at age 55 or upon retirement, if

     they retire after age 55 at their option.



          (c)       Provided they are employed as of July 1, 1984.


5. The plan shall be attached hereto and become a part hereof.


6.          The Company will notify the Union in advance and

discuss any changes in the 401(k) Plan.  Any such changes will not have retroactive effect.  The Company and the chief shop steward will regularly educate the employees in regard to the

401(k) Plan.



XXXII.      SUCCESSORS AND ASSIGNS

     This Agreement will be binding upon successors and/or

assigns and shall survive any sale, change of name or

reorganization.



XXXIII.     SEVERANCE PAY

     Employees who are permanently laid off or who retire at age

59-1/2 or after, shall be eligible to receive severance pay as follows:



          0 but less than 1 Year of Service       None

          1 Year of Service
          but less than 2 Years of Service        1 Week

          2 Years of Service
          but less than 5 Years of Service        2 Weeks

          5 Years of Service
          but less than 8 Years of Service        4 Weeks

          8 Years of Service
          but less than 10 Years of Service       6 Weeks

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
          10 Years of Service
          but less than 12 years of Service       8 Weeks

          12 Years of Service and over           10 Weeks


     Pay for each week of severance entitlement shall be paid at forty (40) hours per week at the employee's straight time rate.

"Permanent layoff" as used in this Section shall mean a layoff that is contemplated by the Company at the time it is implemented to result, or does in fact result, in the affected employee

losing work for a period of one (1) year or more.  Severance pay as hereinbefore provided shall be payable within ten (10) days of the anniversary of the effective date of the employee's layoff,

except that severance pay for employees laid off prior to the effective date of this Agreement shall be payable within ten (10)

days after the second anniversary of their layoffs.  Permanently laid off employees entitled to severance pay pursuant to this

Article may request early payment of their severance pay benefits within sixty (60) days of their layoff (or, in the case of

employees laid off prior to the effective date of this Agreement,

within fourteen (14) months of their layoff), and severance pay in such cases shall be payable within ten (10) days of the

Company's receipt of the request.



XXXIV.      DURATION AND TERMINATION

     This Agreement shall be in full force and effect, commencing

April 1, 1996 up to and including March 31, 2001, and shall

automatically renew itself from year to year thereafter, but either party may terminate it or propose modifications or

amendments at the end of the contract expiration date and the end of each year thereafter, by giving the other party written notice by registered mail no earlier than ninety (90) days nor later than sixty (60) days before each automatic renewal date.

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     It is agreed that all rights and obligations arising under or provided in this Agreement shall expire on its termination date.



     IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.


                              OIL, CHEMICAL AND ATOMIC WORKERS
                              INTERNATIONAL UNION, LOCAL 8-149,
                              AFL-CIO



                              By           /s/ Mark Dudzic
                                   Its     President, O.C.A.W. Local 8-149


                              BARR LABORATORIES, INC.



                              By            /s/ Catherine F. Higgins
                                            Vice President Human Resources

COMMITTEE:


By   /s/ Raymond Stever


By   /s/ Brian Kopac


By   /s/ Jean Lahens


By   /s/ Larry Graham, Int'l Representative, O.C.A.W. Local 8-149

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